Cirilium Holdings, Inc. to Acquire Orangebox Entertainment, Inc.
Friday October 7, 1:00 pm ET

WEST PALM BEACH, Fla., Oct. 7, 2005 (PRIMEZONE) -- Cirilium Holdings, Inc. (Other OTC:CRLU.PK - News), formerly a provider of Voice Over Internet technology solutions to small and medium sized enterprise businesses, today announced that it has entered into an agreement to acquire all of the outstanding shares of Orangebox Entertainment, Inc. ("Orangebox Entertainment"), a Burbank, CA production and post-production services company.

The acquisition of Orangebox Entertainment is anticipated to increase Cirilium Holdings' annual revenues substantially and generate earnings in its fiscal year ending in April 2006. The agreement calls for Cirilium Holdings to issue approximately 160 million shares of its common stock to Media Magic, Inc., the sole shareholder of Orangebox Entertainment. Cirilium Holdings expects to change its name and stock symbol in the near future to better reflect its new core business.

Based in Burbank, California, Orangebox Entertainment, provides entertainment companies, including TV and film producers, with sophisticated state-of-the-art video and audio production and post production services. Orangebox Entertainment caters to the explosion of reality TV, films and TV shows developed specifically for the cable television industry. The high demand for new digitally equipped stages in varying sizes and configurations is one of the niches that Orangebox is uniquely designed to fill.

Orangebox Entertainment will operate as a wholly-owned subsidiary of Cirilium Holdings and will continue to be managed by its senior management team, who are leaders in the new "Digital Revolution" presently occurring within the industry.

Prior to the acquisition of Orangebox Entertainment, Timothy Simpson, Cirilium Holdings' President and Chief Operating Officer resigned effective October 4, 2005. The Board of Directors of Cirilium Holdings then appointed Matthew J. Cohen to serve as Chief Executive Officer and Chairman of the Board prior to tendering their resignations as officers and directors of Cirilium Holdings. "We are very pleased to announce the acquisition of Orangebox Entertainment, Inc., which will re-launch Cirilium Holdings, as a leader in the video and audio production and post production industry," stated Matthew Cohen.

About Orangebox Entertainment, Inc.

Orangebox Entertainment, Inc. is an innovative company with a strategy to increase its market growth by diversifying its customer base. The company's focus is on providing production and post-production services in all areas of the entertainment industry, including video, audio and music for both U.S. and non-U.S. customers. This gives Orangebox a competitive edge over other companies since most companies only focus on a single segment of the entertainment industry.

About Cirilium Holdings, Inc.

Cirilium Holdings, Inc., a Delaware corporation, formerly conducted its operations through two subsidiaries, Cirilium, Inc., a Florida corporation, and Stitel Systems, Inc., an Arizona corporation.


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This release contains statements that constitute forward-looking statements.
These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Contact:

     Cirilium Holdings, Inc.
     Matthew Cohen
     (561) 491-0935